UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

890 Santa Cruz
Menlo Park, CA 94025
 (Address of principal executive offices)

(650) 241-9330
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 31, 2013, AntriaBio, Inc. (the “Registrant”) completed a share exchange (the “Reverse Merger”) transaction in which the Registrant issued shares of its common stock to the stockholders of AntriaBio Delaware, Inc. (“Antria Delaware”) in exchange for all of the issued and outstanding shares of common stock of Antria Delaware.  As a result of the Reverse Merger, Antria Delaware became the Registrant’s wholly-owned operating subsidiary.  At the time of the Reverse Merger, Berman & Company, P.A. (“Berman & Company”) was the Registrant’s independent registered accountant of record and Spectra Financial Services, LLC (“Spectra”) was Antria Delaware’s independent registered accountant of record.

(a)
Effective February 15, 2013, upon the approval of the Registrant’s board of directors (the “Board”) acting as the Registrant’s audit committee, the Registrant dismissed Berman & Company as the Company’s independent registered accountant.  In addition, the Board also dismissed Spectra as Antria Delaware’s independent registered accountant.  The Board determined that the transition to a local accounting firm for the preparation of the Registrant’s financial statements and reports following the effective time of the Reverse Merger was in the best interest of the Registrant and its stockholders.

Berman & Company

The report of Berman & Company on the Registrant’s financial statements for the fiscal years ended June 30, 2012 and 2011 included an explanatory paragraph that noted substantial doubt about the Registrant’s ability to continue as a going concern.  The audit reports of Berman & Company on the financial statements of the Registrant for the fiscal years ended June 30, 2012 and 2011 did not otherwise contain any adverse opinion or a disclaimer of opinion nor were they modified as to uncertainty, audit scope or accounting principles.

The Registrant and Berman & Company did not, during the Registrant’s two most recent fiscal years or any subsequent period through the date of dismissal, have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Berman & Company, would have caused them to make reference thereto in their report on the financial statements for such years.

Spectra

The report of Spectra on Antria Delaware’s financial statements (formerly known as “AntriaBio, Inc.”) for the fiscal years ended December 31, 2011 and 2010 included an explanatory paragraph that noted substantial doubt about Antria Delaware’s ability to continue as a going concern.  The audit reports of Spectra on the financial statements of Antria Delaware for the fiscal years ended December 31, 2011 and 2010 did not otherwise contain any adverse opinion or a disclaimer of opinion nor were they modified as to uncertainty, audit scope or accounting principles.

Antria Delaware and Spectra did not, during Antria Delaware’s two most recent fiscal years or any subsequent period through the date of dismissal, have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Spectra, would have caused them to make reference thereto in their report on the financial statements for such years.

On February 18, 2013, the Registrant provided Berman & Company and Spectra with a copy of the foregoing disclosure that the Registrant is making in response to Item 4.01 of this Current Report on Form 8-K, and requested that Berman & Company and Spectra provide the Registrant with a letter addressed to the United States Securities and Exchange Commission stating whether or not Berman & Company and Spectra agree with the above statements.  A copy of Spectra’s  response letter, dated

February 21, 2013 and a copy of Berman & Company’s response letter, dated February 21, 2013, are attached hereto as Exhibits 16.1 and 16.2, respectively.

(b)
On February 15, 2013, upon the approval of the Board, the Registrant engaged EKS&H LLLP (“EKS & H”), to serve as the Registrant’s principal accountant effective February 15, 2013.  During the two most recent fiscal years and through the date of its engagement, the Registrant did not consult with EKS & H regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event (as described in Regulation S-K Item 304(a)(1)(v)).

Prior to engaging EKS & H, EKS & H did not provide the Registrant with either written or oral advice that was an important factor considered by the Registrant in reaching a decision to change its independent registered public accounting firm to EKS & H.

Item 9.01.  Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

16.1	Letter dated February 21, 2013 from Spectra Financial Services, LLC
16.2	Letter dated February 21, 2013 from Berman & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: February 22, 2013	By:	s/ Nevan Elam
Nevan Elam Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

16.1	Letter dated February 21, 2013 from Spectra Financial Services, LLC
16.2	Letter dated February 21, 2013 from Berman & Company